                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           ASIA GLOBAL CROSSING LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                        [ASIA GLOBAL CROSSING LTD LOGO]

April 27, 2001

Dear Shareholder:

     The Board of Directors cordially invites you to attend the 2001 Annual General Meeting of Shareholders, which we will hold on June 14, 2001, at 10:00 a.m., local time, at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York.

     The Notice of 2001 Annual General Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report and the Annual Report on Form 10-K for the year ended December 31, 2000, are also enclosed.

     It is important that your shares be represented at the meeting, whether or not you plan to attend the meeting in person. To ensure that your shares are represented, please complete, sign and date the enclosed proxy card and mail it in the reply envelope provided.

     Thank you for your continued support.

                                      /s/ Gary Winnick
                                      Gary Winnick
                                      Chairman of the Board of Directors

                        [ASIA GLOBAL CROSSING LTD. LOGO]
                            ------------------------

             NOTICE OF 2001 ANNUAL GENERAL MEETING OF SHAREHOLDERS

                            ------------------------

     The 2001 Annual General Meeting of Shareholders of Asia Global Crossing Ltd. will be held on June 14, 2001, at 10:00 a.m., local time, at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York, for the following purposes:

     1. To receive the report of the independent auditors of Asia Global Crossing Ltd. and the financial statements for the year ended December 31, 2000;

     2. To elect directors for a term expiring at the 2002 Annual General Meeting of Shareholders;

     3. To appoint Arthur Andersen as independent auditors of Asia Global Crossing Ltd. for the year ending December 31, 2001, and to authorize the Board of Directors to determine their remuneration;

     4.  To approve the Asia Global Crossing Ltd. 2000 Stock Incentive Plan;

     5. To approve the Asia Global Crossing Ltd. Senior Executive Incentive Compensation Plan; and

     6. To transact any other business that may properly come before the annual meeting and any adjournment or postponement of the meeting.

     Only shareholders of record at the close of business on April 17, 2001, which has been fixed as the record date for receiving notice of and voting at the annual meeting, are entitled to receive this notice and to vote at the annual meeting.

     It is important that your shares be represented at the annual meeting, whether or not you plan to attend the meeting in person. To ensure that your shares are represented, please complete, sign and date the enclosed proxy card and mail it in the reply envelope provided.

                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      /s/ Charles F. Carroll
                                      Charles F. Carroll
                                      Secretary

April 27, 2001

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

     The Board of Directors of Asia Global Crossing Ltd. is soliciting your proxy for use at the Annual General Meeting of Shareholders to be held on June 14, 2001, and any adjournment or postponement thereof. These proxy materials are being mailed to shareholders beginning on or about April 27, 2001. The principal executive offices of Asia Global Crossing Ltd. are located at Wessex House, 45 Reid Street, Hamilton HM12, Bermuda. Our telephone number is 441-296-8600. You may visit us at our website located at www.asiaglobalcrossing.com.

DATE, TIME AND PLACE

     The annual meeting will be held on June 14, 2001, at 10:00 a.m., local time, at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York, subject to any adjournment or postponement thereof.

WHO CAN VOTE; VOTES PER SHARE

     Shareholders of record at the close of business on April 17, 2001, are eligible to vote at the meeting. At the close of business on that date, the Company had outstanding 68,500,000 shares of its Class A common stock and 486,625,125 shares of its Class B common stock.

     Each share of Class A common stock entitled to vote on any matter will be entitled to one vote on such matter, and each share of Class B common stock entitled to vote on any matter will be entitled to ten votes on such matter.

QUORUM AND VOTING REQUIREMENTS

     The presence in person or by proxy of at least two shareholders entitled to vote and holding shares representing more than 50% of the votes of all outstanding shares of Asia Global Crossing common stock will constitute a quorum at the annual meeting. Abstentions and broker "non-votes" are counted for purposes of establishing a quorum. A broker "non-vote" occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

     Approval of each of the proposals requires the affirmative vote of at least a majority of the votes cast. Abstentions and broker "non-votes" will not affect the voting results, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

     Approval of Proposal No. 3 (regarding the Asia Global Crossing Ltd. 2000 Stock Incentive Plan) and Proposal No. 4 (regarding the Asia Global Crossing Ltd. Senior Executive Incentive Compensation Plan) additionally require that a majority of the outstanding shares on April 17, 2001, actually cast votes on the applicable matter. Abstentions and broker "non-votes" will have the practically effect of reducing the likelihood that this requirement will be satisfied.

HOW TO VOTE

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you are the shareholder of record, you may either vote in person at the meeting or by proxy. All shares of Asia Global Crossing common stock represented by a proxy that is properly executed by the shareholder of record and received by our transfer agent, EquiServe, L.P., by June 13, 2001, will be voted as specified in the proxy, unless validly revoked as described below. If you return a proxy by mail and do not specify your vote, your shares will be voted as recommended by the Board of Directors.

     As an alternative to appointing a proxy, an Asia Global Crossing shareholder that is a corporation may appoint any person to act as its representative by delivering written evidence of that appointment, which must be received at our Bermuda offices located at Wessex House, 45 Reid Street, Hamilton HM12, Bermuda, not later than one hour before the time fixed for the beginning of the meeting. A representative so appointed may exercise the same powers, including voting rights, as the appointing corporation could exercise if it were an individual shareholder.

     The Board of Directors is not currently aware of any business that will be brought before the annual meeting other than the proposals described in this Proxy Statement. If, however, other matters are properly brought before the annual meeting or any adjournment or postponement of the meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

REVOCATION OF PROXIES

     You may revoke your proxy at any time before it is voted (1) by so notifying the Secretary of Asia Global Crossing in writing at the address of Asia Global Crossing's Bermuda offices not less than one hour before the time fixed for the beginning of the meeting, (2) by signing and dating a new and different proxy card or (3) by voting your shares in person or by an appointed agent or representative at the meeting. You cannot revoke your proxy merely by attending the annual meeting.

PROXY SOLICITATION

     Asia Global Crossing will bear the costs of soliciting proxies from the holders of our common stock. Proxies initially will be solicited by us by mail, but directors, officers and selected other employees of Asia Global Crossing may also solicit proxies by personal interview, telephone, telegraph or e-mail. Directors, executive officers and any other employees of Asia Global Crossing who solicit proxies will not be specially compensated for those services, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. We have retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies. Corporate Investor Communications, Inc. will receive customary fees and expense reimbursement for its services. Our transfer agent, EquiServe, L.P., has agreed to assist us in connection with the tabulation of proxies.

2000 AUDITED FINANCIAL STATEMENTS

     Under Asia Global Crossing's bye-laws and Bermuda law, audited financial statements must be presented to shareholders at an annual general meeting of shareholders. To fulfill this requirement, we will present at the annual meeting audited consolidated financial statements for the fiscal year 2000. Copies of those financial statements are included in our Annual Report on Form 10-K, which is being mailed to shareholders together with this Proxy Statement. Representatives of Arthur Andersen, Asia Global Crossing's independent auditors, will be present at the annual meeting and available to respond to appropriate questions.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The members of the Board of Directors of Asia Global Crossing are elected at each Annual General Meeting of Shareholders to hold office for a one-year term. The Board of Directors has nominated Gary Winnick, Lodwrick M. Cook, John
J. Legere, Thomas J. Casey, John M. Scanlon, Mark L. Attanasio, Norman Brownstein, Joseph P. Clayton, William S. Cohen, William E. Conway, Jr., Steven
J. Green, Eric Hippeau, Geoffrey J.W. Kent, Pieter Knook, and Maria Elena Lagomasino for election as directors at the 2001 annual meeting for a one-year term expiring at the 2002 Annual General Meeting of Shareholders.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

     Except where otherwise instructed, proxies will be voted for election of all the nominees. Should any nominee be unwilling or unable to serve as a director, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election of another person designated by the Board, unless the Board chooses to reduce the number of directors constituting the full Board.

            DIRECTORS AND EXECUTIVE OFFICERS OF ASIA GLOBAL CROSSING

     The following table sets forth the names, ages (as of December 31, 2000) and positions of the directors and certain executive officers of Asia Global Crossing. Additional biographical information concerning these individuals is provided in the text following the table.

NAME                                   AGE    POSITION
----                                   ---    --------
Gary Winnick.........................  53     Chairman of the Board and Director
Lodwrick M. Cook.....................  73     Co-Chairman of the Board and Director
John J. Legere.......................  42     Chief Executive Officer and Director
John M. Scanlon......................  59     Vice Chairman of the Board and Director
Thomas J. Casey......................  49     Vice Chairman of the Board and Director
Mark L. Attanasio....................  43     Director
Norman Brownstein....................  57     Director
Joseph P. Clayton....................  51     Director
William S. Cohen.....................  60     Director
William E. Conway, Jr................  51     Director
Steven J. Green......................  55     Director
Eric Hippeau.........................  49     Director
Geoffrey J.W. Kent...................  58     Director
Pieter Knook.........................  42     Director
Maria Elena Lagomasino...............  51     Director

DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE 2002 ANNUAL GENERAL MEETING

     GARY WINNICK -- Mr. Winnick is the founder and has been the Chairman of the Board of Directors of Asia Global Crossing since it was founded in September 1999. He is also the founder and has been the Chairman of the Board of Directors of Global Crossing Ltd. since it was founded in March 1997. Mr. Winnick is the founder and has been the Chairman and Chief Executive Officer of Pacific Capital Group, Inc., a leading merchant bank specializing in telecommunications, media and technology that has a substantial equity investment in Global Crossing Ltd., since it was founded in 1985. Mr. Winnick serves on numerous national and international philanthropic boards, including the Museum of Modern Art in New York and the Simon Wiesenthal Center, headquartered in Los Angeles. Mr. Winnick also serves on the national board of advisors for J.P. Morgan Chase & Co.

     LODWRICK M. COOK -- Mr. Cook has been Co-Chairman of the Board of Directors of Asia Global Crossing since April 2000. Mr. Cook has been the Co-Chairman of the Board of Directors of Global Crossing Ltd. since April 1998 and Vice Chairman and Managing Director of Pacific Capital Group, Inc., since 1997. Mr. Cook has been Chairman of Global Marine Systems, a wholly owned subsidiary of Global Crossing Ltd., since June 2000. Before joining Pacific Capital Group, Mr. Cook spent 39 years at Atlantic Richfield Co. He was Chairman and Chief Executive Officer from 1986 to 1995, when he became Chairman Emeritus. Mr. Cook is also a member of the board of directors of Litex, Inc. and 911Notify.com.

     JOHN J. LEGERE -- Mr. Legere has been a member of the Board of Directors of Asia Global Crossing since April 2000 and our Chief Executive Officer since February 2000. Before joining us, Mr. Legere had been Senior Vice President of Dell Computer Corporation and President for Dell's operations in Europe, the Middle East and Africa and President, Asia-Pacific for Dell from 1998 until February 2000. From April 1994 to November 1997, Mr. Legere was President and Chief Executive Officer of AT&T Asia/Pacific and spent time also as head of AT&T Global Strategy and Business Development. From 1997 to 1998, Mr. Legere was President of worldwide outsourcing of AT&T Solutions. Mr. Legere is also a member of the board of directors of On Semiconductor Corporation, Sanrise and Hutchison Global Crossing Limited.

     THOMAS J. CASEY -- Mr. Casey has been Vice Chairman of the Board of Directors of Asia Global Crossing since May 2000 and our director of strategy and business development since November 1999. Mr. Casey has been the Chief Executive Officer of Global Crossing Ltd. since October 2000 and has been a Vice-Chairman of the Board of Directors of Global Crossing Ltd. since December 1998. Mr. Casey was co-head of Merrill Lynch & Co.'s Global Communications Investment Banking Group for three years before joining Global Crossing Ltd. From 1990 to 1995, Mr. Casey was a partner and co-head of the telecommunications and media group of the law firm of Skadden, Arps, Slate, Meagher & Flom. Mr. Casey had served as President of Pacific Capital Group from September 1998 until October 2000. Mr. Casey is also a director of Exodus Communications, Inc., Value America, Inc., and StorageNetworks, Inc.

     JOHN M. SCANLON -- Mr. Scanlon has been Vice Chairman of the Board of Directors of Asia Global Crossing since November 1999 and was our Chief Executive Officer from November 1999 to February 2000. Mr. Scanlon has been a director of Global Crossing Ltd. since April 1998 and was its Chief Executive Officer from April 1998 to February 1999. Prior thereto, Mr. Scanlon was President and General Manager of the Cellular Networks and Space Sector of Motorola, Inc. and had been affiliated with Motorola since 1990. He is President Emeritus of Cornell's Engineering Board, a senior member of the IEEE, and a former member of the National Academy of Sciences. Mr. Scanlon is also a member of the board of directors of Hutchison Global Crossing Limited.

     MARK L. ATTANASIO -- Mr. Attanasio has been a member of the Board of Directors of Asia Global Crossing since February 2001. Mr. Attanasio has been a director of Global Crossing Ltd. since February 2001. Mr. Attanasio has been a Group Managing Director of Trust Company of the West, an independent trust company, where he oversees the firm's investment management activities in below-investment-grade securities and special situations, since 1995. Mr. Attanasio is also a director of The TCW Group, Inc. and TCW Asset Management Company and a member of the board of trustees of the Brown University Third Century Fund, which invests a portion of the University's endowment.

     NORMAN BROWNSTEIN -- Mr. Brownstein has been a member of the Board of Directors of Asia Global Crossing since August 2000. Mr. Brownstein has been a director of Global Crossing Ltd. since May 2000. Mr. Brownstein has served as Chairman of the Board of the law firm of Brownstein Hyatt & Farber, P.C. since 1986. Mr. Brownstein is a presidential appointee of the U.S. Holocaust Memorial Council, a director of the National Jewish Center for Immunology and Respiratory Medicine, a Trustee of the Simon Wiesenthal Center and a Vice President of the American Israel Public Affairs Committee. Mr. Brownstein is also a member of the board of directors of Wyndham International.

     JOSEPH P. CLAYTON -- Mr. Clayton has been a member of the Board of Directors of Asia Global Crossing since November 1999. Mr. Clayton has been a director of Global Crossing Ltd. since September 1999. Mr. Clayton was Chief Executive Officer of Frontier Corporation from August 1997 to September 1999, and served as Frontier's President from June 1997 to March 1999, as Frontier's Chief Operating Officer from June

1997 to August 1999, and as a director of Frontier since 1997. From March 1992 until December 1996, Mr. Clayton was Executive Vice President, Marketing and Sales of Americas and Asia at Thomson Consumer Electronics, a worldwide leader in the consumer electronics industry. Mr. Clayton is also a member of the board of directors of The Good Guys and E.W. Scripps.

     WILLIAM S. COHEN -- Secretary Cohen has been a Director of Asia Global Crossing since April 2001. Secretary Cohen has been a director of Global Crossing Ltd. since April 2001. He has been Chairman of the Board and Chief Executive Officer of The Cohen Group, a strategic business consulting firm, since January 2001. Additionally, he is a co-director at Empower America, a prominent public policy advocacy group, as well as Chairman of the William S. Cohen Center for International Policy and Commerce at the University of Maine. From January 1997 through January 2001, he was Secretary of Defense in the Clinton Administration. Prior thereto, he was a three-term United States Senator after having served three terms in the U. S. House of Representatives. He authored or co-authored nine books during his Congressional career. He also serves on the board of directors of Cendant Corporation.

     WILLIAM E. CONWAY, JR. -- Mr. Conway has been a member of the Board of Directors of Asia Global Crossing since August 2000. Mr. Conway has been a director of Global Crossing Ltd. since April 1998. Mr. Conway has been a managing director of The Carlyle Group, a private global investment firm, since 1987. Prior thereto, Mr. Conway was the Senior Vice President and Chief Financial Officer of MCI Communications Corporation. Mr. Conway is also a member of the board of directors of Nextel Communications, Inc.

     STEVEN J. GREEN -- Ambassador Green has been a member of the Board of Directors of Asia Global Crossing since March 2001. Ambassador Green is the founding partner of Greenstreet Partners, a merchant bank, and is Vice Chairman of Pacific Capital Group, Inc., a leading merchant bank specializing in telecommunications, media and technology that has a substantial equity investment in Global Crossing Ltd. Prior to March 2001, Ambassador Green was the twelfth United States Ambassador to the Republic of Singapore, being sworn in November 1997. From 1988 until 1996, Ambassador Green was the Chairman and Chief Executive Officer of Samsonite Corporation. From 1990 until 1995, Ambassador Green served as the Chairman and Chief Executive Officer of Astrum International Corporation, formerly the parent company of Samsonite, where he also directed the strategic management and operations of Samsonite and its affiliates, American Tourister and Culligan Water Technologies.

     ERIC HIPPEAU -- Mr. Hippeau has been a member of the Board of Directors of Asia Global Crossing since November 1999. Mr. Hippeau has been a director of Global Crossing Ltd. since September 1999. Mr. Hippeau has been President and Executive Managing Director of Softbank International Ventures since mid-2000. Prior thereto, he was Chairman and Chief Executive Officer of Ziff-Davis Inc. from December 1993. Mr. Hippeau is also a director of CNet, Yahoo!, Inc., Electron Economy, diamonds.com and Starwood Hotels and Resorts Worldwide, Inc.

     GEOFFREY J. W. KENT -- Mr. Kent has been a member of the Board of Directors of Asia Global Crossing since August 2000. Mr. Kent has been a director of Global Crossing Ltd. since August 1998. Mr. Kent is the Chairman and Chief Executive Officer of the Abercrombie & Kent group of companies in the travel-related services industry. Mr. Kent has served in various positions with these companies since 1967.

     PIETER KNOOK -- Mr. Knook has been a member of the Board of Directors of Asia Global Crossing since February 2001. Mr. Knook is a vice president of Microsoft Corp., responsible for Network Service Providers. Mr. Knook joined Microsoft in October 1990 and has held a number of senior positions, including president of Microsoft Asia, general manager of the Customer Systems Group, general manager of Business Customer Marketing and general manager of Enterprise Marketing. Before joining Microsoft, Mr. Knook was managing director of the systems integration subsidiary of Torus Group Ltd.

     MARIA ELENA LAGOMASINO -- Maria Elena Lagomasino has been a Director of Asia Global Crossing since April 2001. Ms. Lagomasino has been a director of Global Crossing Ltd. since April 2001. As co-head of the JP Morgan Private Bank, she oversees one of the largest providers of wealth management services worldwide. Ms. Lagomasino joined The Chase Manhattan Bank in 1983 and was appointed Global Private Bank Executive in November 1997. Ms. Lagomasino also serves on the board of directors of Philips-Van Heusen

Corporation and Avon Products, Inc. and is on the board of trustees of the Synergos Institute. Ms. Lagomasino is a member of The Committee of 200. She was inducted into the Academy of Women Achievers, Class of 1992, by the YWCA/NYC.

OTHER EXECUTIVE OFFICERS OF ASIA GLOBAL CROSSING

     STEFAN C. RIESENFELD -- Mr. Riesenfeld has been our Chief Financial Officer since June 2000. From 1999 to 2000, Mr. Riesenfeld was Executive Vice President and Chief Financial Officer of Teledyne Technologies. From 1996 to 1999, Mr. Riesenfeld was the Director of Finance and Business Planning (Chief Financial Officer) of ICL PLC. From 1983 to 1996, Mr. Riesenfeld served in various positions at the Unisys corporation, including Vice President and Corporate Treasurer and Vice President/Corporate Development.

     DARRYL E. GREEN -- Mr. Green has been our President -- Japan since November 1999. Mr. Green is Executive Director of Global Access Limited and previously served on the board of directors of Hutchison Global Crossing Limited. Mr. Green was President and Chief Executive Officer of AT&T Japan Ltd. from May 1998 to July 1999 and AT&T Jens from September 1995 to July 1999. Mr. Green is a member of key study committees of the Ministry of Posts and Telecommunications in Japan. Mr. Green is fluent in Japanese and writes frequently for major Japanese business publications.

     CHARLES F. CARROLL -- Mr. Carroll has been our General Counsel since March 2000. From 1992 to 2000, Mr. Carroll was a partner in the New York law firm of Simpson Thacher & Bartlett.

     ANTHONY D. CHRISTIE -- Mr. Christie has been our Vice President of Strategy and Business Development since March 2000. From 1984 to 2000, Mr. Christie held numerous management and executive positions at AT&T in the United States and Asia. Most recently, Mr. Christie held positions as a Regional Managing Director in Asia, Global Sales Vice President, Network Vice President and General Manager at AT&T Solutions.

     ALEX W.C. NG -- Mr. Ng has been our Chief Operating Officer -- North Asia/Greater China since April 2000. Before joining us, Mr. Ng was the President and Chief Executive Officer of AT&T Asia Pacific Group from August 1999 to April 2000 and, before that, Chief Financial Officer and Vice President of AT&T in Asia Pacific from February 1992 to August 1999. Since February 1992, Mr. Ng was also on the board of directors of certain joint ventures in which AT&T invested. Mr. Ng is a member of the Hong Kong Society of Accountants and also member of other accounting bodies in the United Kingdom and Canada.

     EDWARD T. HIGASE -- Mr. Higase has been our Vice President -- Sales & Marketing since August 2000. From August 1998 to August 2000, Mr. Higase was the Corporate Director of Dell Computer Corp. From June 1990 until August 1998, Mr. Higase held numerous executive and management positions at AT&T in the United States, Japan, Hong Kong, Singapore and Australia.

     JOHN J. LOBIANCO -- Mr. LoBianco has been our Vice President -- Human Resources since July 2000. Before joining us, Mr. LoBianco was the Director of Human Resources at NeoPlanet, Inc., from January 2000 to July 2000. Prior to NeoPlanet, he held numerous management and executive positions with AT&T in the United States and Asia from 1970 until September 1998.

     DAVID MILROY -- Mr. Milroy has been our Managing Director -- Network Development since September 2000 and President of our subsidiary, Asia Global Crossing Asia Pacific Limited, since December 1999. Mr. Milroy was Senior Vice President, Network Development for Global Crossing Ltd. from April 1999 to December 1999. From December 1997 to April 1999, he was Vice President, International Network Services for KPN (Royal Dutch Telecom) in the Netherlands, where he was responsible for all of KPN's international infrastructure construction. Before KPN, Mr. Milroy was a member of the senior management team at Unisource Satellite Services based in the Netherlands from April 1993 to December 1997. Mr. Milroy is also a member of the board of directors of Hutchison Global Crossing Limited.

     JOSEPH P. PERRONE -- Mr. Perrone has been our Chief Accounting Officer since May 2000. Before joining us, Mr. Perrone was a senior partner in Arthur Andersen's Communications, Media, and Entertainment

Practice, having been a partner at Arthur Andersen since 1981. Mr. Perrone is also the Executive Vice President, Finance and Business Performance for Global Crossing Ltd.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors held five regularly scheduled meetings in 2000. No director attended fewer than 75% of the meetings of the Board and of the committees of the Board on which he served.

     The four standing committees of the Board are the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee. These committees are described below.

AUDIT COMMITTEE

     The Audit Committee consists of Messrs. Conway (chairman), Attanasio, Kent and, commencing April 11, 2000, Ms. Lagomasino. The Audit Committee held one meeting during 2000. The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to financial information that will be provided to the shareholders and others, the Company's systems of internal controls and the audit process. In fulfilling this purpose, the Audit Committee performs the functions as set forth in the Audit Committee charter in Annex A as adopted by the Board in December 2000.

     The Board of Directors believe that the Audit Committee's current member composition satisfies the rules of the National Association of Securities Dealers, Inc. ("NASD") that govern audit committee composition, including the requirement that audit committee members shall be "independent directors" as that term is defined by NASD Rule 4200 (a)(14).

  Principal Accounting Firm Fees

     The following table sets forth the fees billed to the Company for the fiscal year ended December 31, 2000 by our principal accounting firm, Arthur
Andersen:

Audit Fees...............................................  $  320,000
Financial Information Systems Design and Implementation
  Fees...................................................          --
All Other Fees*..........................................  $1,198,000

---------------
* Includes fees for services rendered other than Audit Fees and Financial Information Systems Design and Implementation Fees.

COMPENSATION COMMITTEE

     The Compensation Committee consists of Messrs. Conway (chairman), Attanasio, Kent and, commencing April 11, 2001, Secretary Cohen. The Compensation Committee held one meeting during 2000. The primary purpose of the Compensation Committee is to assist the Board in its oversight responsibility regarding executive compensation, employee benefits, management development and succession and significant human resources issues. In fulfilling this purpose, the Committee performs the following functions:

     - Recommends to the Board the target compensation for the Chief Executive Officer and, if applicable, the Chairman and the Co-Chairman.

     - Sets compensation for the Company's other executive officers and for other designated members of senior management.

     - Acts in an advisory capacity regarding compensation guidelines for key employees other than the designated executives.

     - Establishes and administers performance goals for compensation intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and certifies whether such performance goals have been obtained.

     - Publishes an annual report to shareholders on compensation of executive officers.

     - Oversees administration of all stock-based incentive plans and authorizes all grants of stock options and other stock-based incentives to the designated executives and other employees, directors and consultants.

     - When deemed necessary or desirable by the Compensation Committee, adopts or amends employee benefit plans or recommends that the Board do so, and oversees administration of all employee benefit plans in which the Compensation Committee or the Board is named as a plan administrator or fiduciary.

     - Administers a periodic evaluation by the Board of the performance of the Chief Executive Officer and reviews management's evaluation of the performance of other designated executives.

     - Periodically reviews management's succession and management development plans.

     - Reviews significant human resources issues.

NOMINATING COMMITTEE

     The Nominating Committee consists of Messrs. Cook (chairman), Brownstein, Hippeau and, commencing April 11, 2001, Ambassador Green. The Nominating Committee did not meet during 2000. The Nominating Committee reviews the qualifications of director candidates and recommends candidates to the Board, and recommends to the Board criteria regarding the composition and size of the Board. Although the Nominating Committee has not adopted formal procedures for the submission of shareholders' recommendations for nominees for Board membership, such recommendations may be made by submitting the names and other pertinent information in writing to: Lodwrick M. Cook, Chairman of the Nominating Committee, Asia Global Crossing Ltd., 360 North Crescent Drive, Beverly Hills, California 90210.

EXECUTIVE COMMITTEE

     The Executive Committee consists of Messrs. Winnick (chairman), Cook, Legere, Casey, Hippeau and, commencing April 11, 2001, Mr. Knook. The Executive Committee did not meet in 2000. With certain exceptions, the Executive Committee may exercise all the powers of the Board of Directors when the Board is not in session.

                         REPORT OF THE AUDIT COMMITTEE

     Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for examining those statements. In connection with the preparation of the December 31, 2000 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended by Statement on Auditing Standards No. 90); (3) discussed with the auditors the auditors' independence from management and the Company, including the disclosures required by Independence Standards Board Standard No. 1; and (4) considered the compatibility of non-audit services with the auditors' independence.

     Based upon these reviews and discussions, the Audit Committee recommended, and the Board of Directors approved, that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended, subject to shareholder approval, the appointment of Arthur Andersen as independent auditors for fiscal year ending December 31, 2001, and the Board concurred in such recommendation.

                                          THE AUDIT COMMITTEE

                                          William E. Conway, Jr., Chairman
                                          Mark L. Attanasio
                                          Geoffrey J.W. Kent

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of April 23, 2001, certain information regarding the beneficial ownership of our common stock by (1) each person or entity who is known by us to own beneficially 5% or more of our voting common stock, (2) each of our directors, (3) executive officers named in the table below and (4) all of our directors and executive officers as a group. To our knowledge, each such shareholder has sole voting and investment power with respect to the shares shown, unless otherwise noted. For purposes of this table, an individual is deemed to have sole beneficial ownership of securities owned jointly with such individual's spouse. Amounts appearing in the table below include all shares of common stock outstanding as of April 23, 2001, and all shares of common stock issuable upon the exercise of options within 60 days of April 23, 2001.

                                                       NUMBER OF     SHARES SUBJECT    PERCENTAGE OF
                                                        SHARES       TO OPTIONS(2)      ALL SHARES
                                                      -----------    --------------    -------------
Global Crossing (Class B common stock)(1)...........  315,625,125               0          56.9%
  Wessex House,
  45 Reid Street, Hamilton HM12, Bermuda
Microsoft (Class B common stock)....................   85,500,000               0          15.4
  One Microsoft Way
  Redmond, WA 98052
Softbank (Class B common stock).....................   85,500,000               0          15.4
  24-1 Nihonbashi-Hakozaki-cho, Chuo-ku,
  Tokyo 103 Japan
Gary Winnick(3).....................................  317,625,125       1,333,334          57.5
Lodwrick M. Cook(4).................................  315,925,125         666,667          57.0
John J. Legere......................................            0       8,750,000           1.6
John M. Scanlon(5)..................................  315,625,125         500,000          57.0
Thomas J. Casey(6)..................................  315,825,125         666,667          57.0
Mark L. Attanasio(7)................................  315,625,125               0          56.9
Norman Brownstein(8)................................  315,700,125               0          56.9
Joseph P. Clayton(9)................................  315,765,125               0          56.9
William S. Cohen(10)................................  315,625,125               0          56.9
William E. Conway, Jr.(11)..........................  315,665,125               0          56.9
Steven J. Green(12).................................  315,625,125               0          56.9
Eric Hippeau(13)....................................  401,125,625               0          72.3
Geoffrey J.W. Kent(14)..............................  315,625,125               0          56.9
Pieter Knook(15)....................................   85,500,000               0          15.4
Maria Elena Lagomasino(16)..........................  315,625,125               0          56.9
Stefan C. Riesenfeld................................            0         375,000             *
Darryl E. Green.....................................            0         500,000             *
Charles F. Carroll..................................        1,000         675,000             *
Directors and executive officers as a group (24
  persons)..........................................  489,406,625      13,929,003          90.7%

---------------
  *  Percentage of shares beneficially owned does not exceed one percent.

 (1) In connection with an option granted to The Goldman Sachs Group by Global Crossing Ltd. at the time of the Company's initial public offering, Global Crossing's percentage ownership in us would decrease by up to 1.0%.

 (2) Represents stock options issued under Asia Global Crossing Ltd. 2000 Stock Incentive Plan.

 (3) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. and 2,000,000 shares of common stock beneficially owned by Pacific Capital Group. Mr. Winnick is a director of Global Crossing Ltd. and Pacific Capital Group, a company controlled by Mr. Winnick. Mr. Winnick disclaims beneficial ownership of these shares owned by Global Crossing Ltd.

 (4) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. Mr. Cook is a director of Global Crossing Ltd. Mr. Cook disclaims beneficial ownership of these shares owned by Global Crossing Ltd.

 (5) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. Mr. Scanlon is a director of Global Crossing Ltd. Mr. Scanlon disclaims beneficial ownership of these shares owned by Global Crossing Ltd.

 (6) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. Mr. Casey is the Chief Executive Officer of Global Crossing Ltd. and also a director of Global Crossing Ltd. Mr. Casey disclaims beneficial ownership of these shares owned by Global Crossing Ltd.

 (7) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. Mr. Attanasio is a director of Global Crossing Ltd. Mr. Attanasio disclaims beneficial ownership of these shares owned by Global Crossing Ltd.

 (8) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. Mr. Brownstein is a director of Global Crossing Ltd. Mr. Brownstein disclaims beneficial ownership of these shares owned by Global Crossing Ltd.

 (9) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. Mr. Clayton is a director of Global Crossing Ltd. Mr. Clayton disclaims beneficial ownership of these shares owned by Global Crossing Ltd.

(10) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. Secretary Cohen is a director of Global Crossing Ltd. Secretary Cohen disclaims beneficial ownership of these shares owned by Global Crossing Ltd.

(11) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. Mr. Conway is a director of Global Crossing Ltd. Mr. Conway disclaims beneficial ownership of these shares owned by Global Crossing Ltd.

(12) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. Ambassador Green disclaims beneficial ownership of these shares owned by Global Crossing Ltd.

(13) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. and 85,500,000 shares beneficially owned by Softbank. Mr. Hippeau is a director of Global Crossing Ltd. and Softbank. Mr. Hippeau disclaims beneficial ownership of these shares owned by Global Crossing Ltd. and Softbank.

(14) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. Mr. Kent is a director of Global Crossing Ltd. Mr. Kent disclaims beneficial ownership of these shares owned by Global Crossing Ltd.

(15) Includes 85,500,000 shares of common stock beneficially owned by Microsoft. Mr. Knook is a vice president of Microsoft responsible for network service providers. Mr. Knook disclaims beneficial ownership of these shares owned by Microsoft.

(16) Includes 315,625,125 shares of common stock beneficially owned by Global Crossing Ltd. Ms. Lagomasino is a director of Global Crossing Ltd. Ms. Lagomasino disclaims beneficial ownership of these shares owned by Global Crossing Ltd.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each of Hutchison Whampoa Ltd. and Singapore Technologies Telemedia purchased at the time of our initial public offering more than 10% of our Class A common stock and failed to file in a timely manner a Form 3 at the time of the purchase of these shares.

     Mr. Casey had one late Form 4 filing relating to a single transaction in Asia Global Crossing Class A common stock in October 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2000, we entered into the transactions described below with certain of our directors, executive officers and affiliates.

RELATIONSHIP BETWEEN OURSELVES AND GLOBAL CROSSING

  Agreements with Global Crossing

     Global Crossing and we have entered into an agreement that governs the relationship between the companies and their respective subsidiaries and affiliates, including provision of network services, coordination and use of bundled service offerings, marketing, pricing of service offerings and strategies, branding, rights with respect to intellectual property and other shared technology and operational, maintenance and administrative services. However, this agreement does not grant us priority or preemptive rights for the use of the Global Crossing network.

     Under the agreement, our territory is the territory in which we are permitted to conduct business under our corporate governance documents, consisting of the following countries: Brunei, Burma, Cambodia, China (including Hong Kong), Fiji, Indonesia, Japan, Kiribati, Laos, Macau, Malaysia, Marshall Islands, Micronesia, Mongolia, Nauru, North Korea, Palau, Papua New Guinea, Philippines, Samoa (formerly Western Samoa), Singapore, Solomon Islands, South Korea, Taiwan, Thailand, Tonga, Tuvalu, Vanuatu and Vietnam.

     Under the agreement, as between ourselves and Global Crossing, we have the exclusive right within Asia to market and sell capacity and specified services on the Global Crossing network as well as on our network, and Global Crossing has the exclusive right outside of Asia to market and sell capacity and specified services on the Global Crossing network as well as on our network. We and Global Crossing have granted each other a right of first refusal to provide connectivity, services and related items not available on our respective networks.

     To ensure maintenance of a seamless global network, Global Crossing will provide customer care, cable maintenance and related services and network management on a worldwide basis. The agreement allows us, with the cooperation of Global Crossing, to establish regional network operations centers to provide management and support services for our network.

     The agreement provides that, within our respective territories, we and Global Crossing will develop and market our products and services, subject to the obligation to coordinate with one another. The agreement also provides that neither we nor Global Crossing may undertake these activities in each other's territory. Each of us, however, will have the obligation to market the other's products and services in our respective territories to the exclusion of competing products and services offered by others. Under the agreement, we will operate under the Global Crossing service mark and follow Global Crossing's corporate brand strategies and policies.

     The agreement provides that, whenever a sale to one of our customers would involve the provision of services in Global Crossing's territory, we will purchase those services from Global Crossing. Conversely, whenever a sale to one of Global Crossing's customers would involve the provision of services in our territory, Global Crossing will purchase those services from us. We sell network capacity to third-party customers directly, and indirectly through Global Crossing and its affiliates. Our revenues from sales of capacity through Global Crossing to third-party customers for the year ended December 31, 2000, were $100.9 million. We and Global Crossing charge each other for such products and services market-based prices. We also purchase certain administrative and corporate services from Global Crossing based on estimated usage of the common resources at agreed upon rates believed by our management to be reasonable.

  Agreement Relating to the Contribution of Global Crossing's Interest in Hutchison Global Crossing to Us

     We and Global Crossing, among others, entered into an agreement under which Global Crossing contributed to us its 50% interest in Hutchison Global Crossing upon completion of our initial public offering of common stock in October 2000. Under the agreement, we agreed to purchase shareholder loans made by Global Crossing to Hutchison Global Crossing for cash at par plus accrued and unpaid interest, on the closing date of the transaction. In addition, under the agreement, we agreed to indemnify Global Crossing against certain losses that Global Crossing or any of its subsidiaries may incur as a result of its guarantee in favor of the Hong Kong government of the performance by Hutchison Global Crossing or its subsidiaries under specified licenses and contracts.

  Global Crossing Credit Facility

     Concurrent with the closing of our initial public offering in October 2000, we entered into a subordinated standby credit facility with Global Crossing. Under the credit facility, Global Crossing has agreed to lend us up to $396.50 million on a subordinated basis. Global Crossing has committed to keep half of this facility available for borrowings until December 31, 2002, and has committed to keep the remainder of this facility available for borrowings until we achieve certain performance targets. We are permitted to use the proceeds of the credit facility to pay a portion of the costs of building out our network, operating expenses, interest on the credit facility and other indebtedness and for general corporate purposes. Borrowings under the credit facility will bear interest at a rate equal to 14.875%. The credit facility will mature six months after the maturity date of our high-yield notes due in 2010, and no principal will be payable until maturity. We have not drawn on the credit facility.

RELATIONSHIP BETWEEN US AND GLOBAL CROSSING DEVELOPMENT

     Global Crossing Development Corporation, a wholly owned subsidiary of Global Crossing Ltd., and we entered into an agreement in which Global Crossing Development provides a variety of project management services to us in connection with the construction of East Asia Crossing.

     The term of the agreement will be through the ready-for-service date of our East Asia Crossing system. We expect to pay approximately 1% of the total construction cost of East Asia Crossing, or approximately $13 million, for Global Crossing Development's services under the agreement. In addition, we are obligated to indemnify Global Crossing Development against certain losses in respect of the agreement.

RELATIONSHIP BETWEEN US AND EXODUS COMMUNICATIONS

     Exodus Communications and we have entered into a joint venture agreement providing for the creation of Exodus Asia-Pacific, a joint venture company owned 33% by ourselves and 67% by Exodus. The joint venture will offer a full suite of Internet operations outsourcing services to customers in Asia, including Web-hosting services, managed service offerings, professional services and content distribution.

     Initially, we will be required to contribute $33 million in cash to Exodus Asia-Pacific and Exodus will be obligated to contribute $67 million in cash to Exodus Asia-Pacific. Depending upon the needs of the business and the availability of capital from other sources, the board of directors of Exodus Asia-Pacific may require us and Exodus to make additional capital contributions of up to $500 million to the joint venture over a three-year period following formation, with these contributions to be made in proportion to our respective ownership interests in the joint venture.

     Exodus and we have also entered into a network services agreement under which, subject to limited exceptions, we will be the primary provider of network services to Exodus Asia-Pacific and we will use Exodus Asia-Pacific, its subsidiaries and affiliates as our and our subsidiaries' and some of our affiliates' exclusive provider for Internet Web-hosting services.

RELATIONSHIP BETWEEN US AND SOFTBANK

     Pursuant to an agreement between us and Softbank, in December 2000, we transferred 38% of our interest in GlobalCenter Japan to Softbank. In exchange, Softbank agreed, among other things, to use its commercially reasonable efforts to purchase, and to cause its affiliates to purchase, all of their respective requirements for data center business services anywhere in the world from GlobalCenter and its successors.

RELATIONSHIP BETWEEN US AND MARUBENI CORPORATION

     We and Marubeni are party to a shareholders' agreement relating to Pacific Crossing Ltd., which owns the Pacific Crossing-1 system. We own 64.5% of Pacific Crossing Ltd. and Marubeni owns 35.5%. The agreement provides that each shareholder has the right to nominate a number of directors to the Pacific Crossing Ltd. board that is proportionate to that shareholder's beneficial interest in Pacific Crossing Ltd. Today, the Pacific Crossing Ltd. board of directors consists of six members, four of which we nominate and two of which Marubeni nominates.

RELATIONSHIP BETWEEN US AND HUTCHISON WHAMPOA

     We and Hutchison Whampoa are party to a shareholders' agreement and other agreements relating to Hutchison Global Crossing. We and Hutchison Whampoa each own 50% of Hutchison Global Crossing. The shareholders' agreement provides that each shareholder has the right to nominate three directors to the Hutchison Global Crossing board of directors.

     Hutchison Whampoa has agreed that it and its subsidiaries located outside Hong Kong and China will use capacity, services and telehouse and media center services from Global Crossing and its subsidiaries, including us, and Hutchison Global Crossing has agreed to similar provisions. Hutchison Global Crossing has also agreed to provide capacity on its network to us and Hutchison Whampoa and each of our subsidiaries at prices slightly below the lowest prices offered to third parties.

     Global Crossing has agreed, and has agreed to cause its subsidiaries, including us, to provide capacity on the Global Crossing network and our network to Hutchison Global Crossing at prices slightly below the lowest prices offered to third parties. In addition, we have agreed to use Hutchison Whampoa's network for paging, mobile and call center services.

     We and Hutchison Whampoa have agreed not to pursue any opportunity in fixed-line services and Internet access and transport services in China other than through Hutchison Global Crossing. If we or Hutchison Whampoa wish to pursue such an opportunity, that party will give prompt notice to the board of directors of Hutchison Global Crossing, specifying the opportunity in reasonable detail. If Hutchison Global Crossing is not permitted by law or published policy, regulation or decree to pursue the opportunity, then that party will be permitted to pursue the opportunity, subject to some limitations.

     In addition, we and Hutchison Whampoa have agreed not to engage in the business of Hutchison Global Crossing or form, enter into an agreement or other arrangement with any third party for an investment in or otherwise make any investment in any entity engaged in or intending to engage in the business of Hutchison Global Crossing in Hong Kong or China with respect to certain services and subject to certain exceptions.

     In general, neither we nor Hutchison Whampoa may transfer our interest in Hutchison Global Crossing without the other's consent, except to our wholly owned subsidiaries. The agreement provides that each of ourselves and Hutchison Whampoa may cause the initial public offering of Hutchison Global Crossing's shares of common stock and the listing of those shares on an internationally recognized securities exchange.

LOANS TO EXECUTIVE OFFICERS

     Under his employment agreement and a promissory note dated February 12, 2000, John J. Legere, Chief Executive Officer of Asia Global Crossing, received a $15 million interest-free loan from us. Mr. Legere has agreed to repay the loan in full on January 31, 2004, or 30 days after a termination for cause, whichever is earlier. In addition, $5 million or 1/3 of our loan to Mr. Legere was forgiven on February 12, 2001, and an additional $5 million will be forgiven on February 12, 2002, and on February 12, 2003, so long as Mr. Legere is employed by us on those dates. In March 2000, Charles F. Carroll, General Counsel of Asia Global Crossing, received a $1.3 million interest-free loan from us on similar terms.

RELATIONSHIP WITH ARTHUR ANDERSEN

     Arthur Andersen has served as independent auditors of the Company since Asia Global Crossing's inception and continues to serve in this capacity. Joseph
P. Perrone, an executive officer of the Company, had been the engagement audit partner for Asia Global Crossing while at Arthur Andersen.

                                 PROPOSAL NO. 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Under Section 89 of the Companies Act, 1981, of Bermuda, Asia Global Crossing shareholders have the authority to appoint the independent auditors of Asia Global Crossing and to authorize the Asia Global Crossing Board of Directors to determine the auditors' remuneration. Upon the recommendation of the Audit Committee, the Board of Directors has tentatively selected Arthur Andersen as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2001. The Board of Directors is asking shareholders to approve such appointment and the authority of the Board to determine their remuneration.

     Arthur Andersen acted as independent auditors for the year 2000. In connection with its audit of the consolidated financial statements of the Company, Arthur Andersen also reviewed certain filings with the SEC. In addition, Arthur Andersen performed certain non-audit services for the Company and its subsidiaries in 2000. A representative of Arthur Andersen is expected to be present at the meeting. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN AND OF THE AUTHORITY OF THE BOARD TO DETERMINE THEIR REMUNERATION.

                                 PROPOSAL NO. 3

                   APPROVAL OF 2000 ASIA GLOBAL CROSSING LTD.
                           2000 STOCK INCENTIVE PLAN

     On July 11, 2000, the Asia Global Crossing Board of Directors approved the Asia Global Crossing Ltd. 2000 Stock Incentive Plan, subject to shareholder approval. The Asia Global Crossing Board of Directors is asking shareholders to approve our stock incentive plan. Below is a summary of certain important features of our incentive plan. This summary is qualified in its entirety by reference to the full text of our stock incentive plan in Annex B.

     Administration and Participation. Our stock incentive plan is administered by the Asia Global Crossing Board of Directors, which may delegate its duties in whole or in part to any subcommittee solely consisting of at least two individuals who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Our stock incentive plan allows the Compensation Committee to make awards of stock options, stock appreciation rights, which can be granted either in conjunction with, or independent of, stock options, and other stock based awards to any individual who is selected by the Compensation Committee to participate in our stock incentive plan.

     The Compensation Committee has the authority to interpret our stock incentive plan, to establish, amend and rescind any rules and regulations relating to our stock incentive plan and to make any other determinations that the Compensation Committee deems necessary or desirable for the administration of our stock incentive plan. The Compensation Committee may also correct any defect or supply any omission or reconcile any inconsistency in our stock incentive plan in the manner and to the extent the Compensation Committee deems necessary or desirable. Any decision of the Compensation Committee in the interpretation and administration of our stock incentive plan lies within its sole and absolute discretion and is final, conclusive and binding on all parties concerned, including participants in our stock incentive plan and their beneficiaries or successors.

     Limitations. An aggregate of 83,193,768 shares of Asia Global Crossing Class A common stock has been authorized for issuance under our stock incentive plan. As of December 31, 2000, no shares of Asia Global Crossing Class A common stock had been issued under our stock incentive plan, 38.7 million shares were subject to outstanding options granted under our stock incentive plan and 44.5 million shares were available for additional stock option grants or other stock-based awards.

     The maximum number of shares for which options and stock appreciation rights may be granted during each calendar year to any participant is 5,000,000 shares. No award may be granted under our stock incentive plan after October 12, 2010, the tenth anniversary of the initial public offering of Asia Global Crossing, but awards granted before that date may extend beyond that date.

     Stock options. Stock options granted under our stock incentive plan may be non-qualified or incentive stock options for federal income tax purposes. The Compensation Committee will set option exercise prices and terms and will determine the time at which stock options will be exercisable. However, the term of a stock option may not exceed 10 years.

     The Compensation Committee may also grant options that are intended to be incentive stock options, which comply with Section 422 of the Internal Revenue Code of 1986, as amended. Fair market value is defined as the closing price of the shares as reported on the grant date as quoted on the principal national securities exchange on which the shares are listed. However, for awards granted at the time of our initial public offering, the fair market value is equal to the initial public offering price.

     Stock appreciation rights. Stock appreciation rights may be granted by the Compensation Committee to participants as a right in conjunction with the number of shares underlying stock options granted to participants under our stock incentive plan or on a stand-alone basis with respect to a number of shares for which a stock option has not been granted.

     Stock appreciation rights constitute the right to receive payment for each share of the stock appreciation rights exercised in stock or in cash equal to the excess of that share's fair market value on the date of exercise over the exercise price per share, multiplied by the number of shares covered:

     - in the case of a stock appreciation right independent of any option, by the stock appreciation right; and

     - in the case of a stock appreciation right granted in conjunction with an option, by the option.

     The Compensation Committee will determine the exercise price per share of stock appreciation rights; however, that price may not be less than the greater of:

     - the fair market value, in the case of a stock appreciation right independent of an option, of a share of common stock on the grant date and, in the case of an applicable stock appreciation right granted in conjunction with an option, of the price of that option; and

     - an amount permitted by applicable laws, rules, bye-laws or policies of regulatory authorities or stock exchanges.

     The Compensation Committee may also grant limited stock appreciation rights that are exercisable upon the occurrence of special contingent events. Limited stock appreciation rights may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related awards are not exercisable while the limited stock appreciation rights are exercisable.

     Other stock-based awards. The Compensation Committee has the authority to grant other stock-based awards, which may consist of awards of common stock, restricted stock and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock. Other stock-based awards may be granted on a stand-alone basis or in addition to any other awards granted under our stock incentive plan. The Compensation Committee will determine the form of other stock-based awards and the conditions on which they may be dependent. The conditions may include the right to receive one or more shares of common stock or the equivalent value in cash upon the completion of a specified period of service or the occurrence of an event or the attainment of performance objectives. The Compensation Committee will also determine the participants to whom other stock-based awards may be made, the timing of those awards, the number of shares to be awarded, whether those other stock-based awards will be settled in cash, stock or a combination of cash and stock and all other terms of those awards. The maximum number of shares for which other stock-based awards may be granted over the life of our stock incentive plan will be 5% of the total number of shares that may be issued under the plan.

     General. Stock options, stock appreciation rights and restricted stock awards are not transferable or assignable, except for estate planning purposes. Asia Global Crossing may deduct sufficient sums to pay withholding required for federal, state and local taxes or other taxes as a result of the exercise of a stock award.

     In the event of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate exchange or any distribution to shareholders other than regular cash dividends, the Compensation Committee may, in its sole discretion, make a substitution or adjustment, as the Compensation Committee deems to be equitable, to the number or kind of stock issued or reserved for issuance under our stock incentive plan under outstanding awards and the term, including option price, of those awards.

     Except as otherwise provided in a stock award agreement, in the event of our change in control or a change of control of Asia Global Crossing, the Compensation Committee may, in its sole discretion, accelerate a stock award, cause us to make a cash payment in exchange for a stock award or require the issuance of a substitute stock award.

     Certain income tax consequences. Asia Global Crossing has been advised by counsel that the material federal income tax consequences to Asia Global Crossing and the participants in the 2000 Plan of the grant and exercise of options and stock appreciation rights under existing and applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations will generally be as follows:

          Incentive stock options. A participant will not realize any taxable income at the time an incentive stock option is granted or exercised, and Asia Global Crossing will not receive an income tax deduction at the time of grant or exercise. If a participant does not sell stock acquired upon the exercise of an incentive stock option within (1) two years after the date of the grant or (2) one year after the date of exercise, then a subsequent sale of such stock generally will be taxed as capital gain or loss. If a participant disposes of shares acquired upon the exercise of an incentive stock option within the period set forth in clause (1) or (2) above, then that participant will generally realize ordinary income in an amount equal to the lesser of (a) the gain realized by that participant upon such disposition and (b) the excess of the fair market value of the stock on the date of exercise over the exercise price. In that event, Asia Global Crossing would generally be entitled to an income tax deduction equal to the amount recognized as ordinary income by the applicable participant. Any gain in excess of the amount recognized by the participant as ordinary income would be taxed as short-term or long-term capital gain, depending on the holding period.

          Non-qualified stock options. A participant will not realize taxable income upon the grant of a non-qualified stock option, and Asia Global Crossing will not receive an income tax deduction at such time. Upon exercise of a non-qualified stock option, the applicable participant will realize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain depending on his or her holding period for the shares. Asia Global Crossing is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

          Stock appreciation rights. Amounts received upon the exercise of a stock appreciation right are taxed as ordinary income when received. Asia Global Crossing is generally allowed an income tax deduction equal to the amount recognized as ordinary income by the participant.

          Other stock-based awards. Amounts received by the participant upon the grant of other stock-based awards are ordinarily taxed as ordinary income when received. However, if such other stock-based awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the participant makes an election under Section 83(b) of the Internal Revenue Code. Asia Global Crossing is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the participant.

          Compliance with Section 162(m). Our stock incentive plan should allow certain stock options, stock appreciation rights and other stock-based awards to be treated as qualified performance-based compensation under
     Section 162(m) of the Internal Revenue Code. However, the Compensation Committee may, from time to time, award compensation that is not deductible under Section 162(m).

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ASIA GLOBAL CROSSING LTD. 2000 STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 4

                        APPROVAL OF ASIA GLOBAL CROSSING
                  SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

     On April 11, 2001, the Board of Directors adopted the Asia Global Crossing Ltd. Senior Executive Incentive Compensation Plan. The Board is now asking shareholders to approve our senior executive incentive plan. Below is a summary of certain important features of our senior executive incentive plan. This summary is qualified in its entirety by reference to the full text of the plan in Annex C.

     General. The purpose of our senior executive incentive plan is to advance the interests of Asia Global Crossing and its shareholders by providing incentives in the form of periodic bonus awards ("Awards") to certain senior executive employees of the Company and its subsidiaries, thereby motivating such executives to attain corporate performance goals articulated under our senior executive incentive plan. Participation in our senior executive incentive plan is limited to those senior executives who are, or whom the Compensation Committee anticipates may become, "covered employees" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Awards are payable in cash. However, the Board may permit participants to elect to receive payment in common stock of the Company. If and to the extent permitted by the Compensation Committee and consistent with the provisions of
Section 162(m), a participant may elect to defer payment of an Award.

     Our senior executive incentive plan is administered by the Compensation Committee, which may delegate its duties and powers to any subcommittee thereof consisting solely of at least two "outside directors" as defined under Section 162(m). The Compensation Committee has exclusive authority, consistent with
Section 162(m), to select the participants in our senior executive incentive plan, to determine the size and terms of the Award opportunities (provided that no single participant may be granted an Award in excess of $6 million for any one fiscal year), to establish performance objectives and the performance periods to which they relate, and to certify whether such performance objectives have been attained. The Compensation Committee is authorized to interpret our senior executive incentive plan, to establish, amend and rescind any rules and regulations relating to the plan, and to make any other determinations that it deems necessary or desirable for the administration of the plan. Any decision of the Compensation Committee in the interpretation and administration of our senior executive incentive plan lies within its sole and absolute discretion and is final, conclusive and binding on all parties concerned.

     Performance goals. Awards are determined based on the attainment of written performance goals approved by the Compensation Committee for a performance period which is established by the Compensation Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of that performance period or, if less, the number of days which is equal to 25% of that performance period. The performance goals, which must be objective, must be based upon one or more of the following criteria: (i) proportionate, adjusted or other measures of consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share of common stock of the Company; (v) book value per share of common stock of the Company; (vi) return on shareholders' equity; (vii) expense management;
(viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; and (xviii) return on assets. These criteria may relate to the Company or one or more of its subsidiaries, divisions or units, or any combination, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, all as the Compensation Committee shall determine. To the degree consistent with Section 162(m), the performance goals may be calculated without regard to extraordinary items. The Committee determines whether the applicable performance goals have been met and certifies and ascertains the amount of the Awards.

     Amendment. The Board may amend, suspend or terminate our senior executive incentive plan at any time, except that it may not impair any of the rights or obligations under any Awards opportunity theretofore granted without the applicable participant's consent.

     Funding. The Company is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under our senior executive incentive plan. Rights to receive payment of Awards earned under the plan are no greater than the rights of the Company's (or the applicable subsidiary's) unsecured creditors.

     Effectiveness. Our senior executive incentive plan became effective as of January 1, 2001. However, if our senior executive incentive plan is not approved by the shareholders at the 2001 Annual General Meeting, our senior executive incentive plan and all outstanding Award opportunities will terminate. In that event, the Board of Directors will consider other alternatives for compensating the senior executives who are currently participating in our senior executive incentive plan.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF OUR SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

                      REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION PHILOSOPHY

     Asia Global Crossing's compensation philosophy is to relate the compensation of Asia Global Crossing's executive officers to measures of company performance that contribute to meeting the company's financial objectives, which, in turn, create increased value for Asia Global Crossing's shareholders.

     To assure that compensation policies are appropriately aligned to this philosophy, Asia Global Crossing's compensation philosophy for executive officers takes into account the following goals:

     - meeting the company's financial objectives that enhance shareholder value;

     - representing a competitive and performance-oriented environment that motivates executive officers to achieve a high level of individual, business unit and corporate results in the business environment in which they operate;

     - relating incentive-based compensation to the performance of each executive officer, as measured by financial and strategic performance goals; and

     - enabling Asia Global Crossing to attract and retain top quality management.

     The Compensation Committee of the Asia Global Crossing Board of Directors will periodically evaluate the components of compensation for Asia Global Crossing's executive officers on the basis of this philosophy and periodically evaluates the competitiveness of its executive officer compensation program relative to comparable companies. When the Compensation Committee determines that executive officer compensation adjustments or bonus awards are necessary or appropriate, it makes such adjustments and awards as it deems appropriate. However, the Board of Directors has sole authority to modify the compensation of the Chairman, the Co-Chairman and the Chief Executive Officer ("CEO"), although the Compensation Committee makes recommendations to the Board in this regard.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of certain annual compensation payments in excess of $1 million to a company's executive officers. It is the objective of the Compensation Committee to administer compensation plans in compliance with the provisions of
Section 162(m) where feasible and where consistent with Asia Global Crossing's compensation philosophy as stated above. In that connection, at the 2001 Annual General Meeting of Shareholders, the Company intends to recommend the adoption of an annual bonus plan meeting the requirements of Section 162(m). In the Proxy Statement to be delivered to the shareholders in connection with the 2001 Annual General Meeting of Shareholders, Asia Global Crossing is proposing a stock incentive plan pursuant to which stock-based incentives may be awarded in compliance with Section 162(m).

EXECUTIVE COMPENSATION COMPONENTS

     The major components of compensation for executive officers, including the CEO, are base salary, annual bonuses and stock option grants. Each component of the total executive officer compensation package emphasizes a different aspect of Asia Global Crossing's compensation philosophy.

     - Base Salary. Base salaries for executive officers are initially set upon hiring by the Compensation Committee (or, in the case of the Chairman, the Co-Chairman and the CEO, by the Board of Directors upon the Compensation Committee's recommendation) based on recruiting requirements (i.e., market demand), competitive pay practices, individual experience and breadth of knowledge, internal equity considerations and other objective and subjective factors. Asia Global Crossing seeks to set base salaries for its executive officers at the 75th percentile for telecommunications, high-technology and other similarly-situated companies. Increases to base salary are also determined by the Compensation Committee or the Board of Directors, as applicable. Increases are determined primarily on an evaluation of competitive data, the individual's performance and contribution to Asia Global Crossing, and Asia Global Crossing's overall performance. Base salaries are periodically reviewed by the Compensation Committee.

     - Target Annual Bonuses. Target bonuses for executive officers, including the CEO, are determined on the basis of market-based bonus levels, level of responsibility, ability to influence results on a corporate or business unit level and, on occasion, subjective factors. Asia Global Crossing seeks to set target annual bonuses for its executive officers at the 50th percentile for telecommunications, high-technology and other similarly-situated companies, subject to greater pay-outs based on performance. Target annual bonuses for the Chairman, the Co-Chairman and the CEO are determined by the Board of Directors upon recommendation by the Compensation Committee. Target annual bonuses for other executive officers are determined by the Compensation Committee.

     - Stock Option Grants. Asia Global Crossing relies to a large degree on stock option grants to attract, retain and reward executives of outstanding abilities and to motivate them to the full expert of their abilities. The only current long-term incentive opportunity for executive officers, including the CEO, is the award of stock option grants under the Asia Global Crossing Ltd. 2000 Stock Incentive Plan, which is subject to the shareholder approval. In contrast to bonuses that are paid for prior year accomplishments, stock option grants represent incentives tied to future stock appreciation. They are intended to provide executive officers with a direct incentive to enhance shareholder value. Options generally vest over a three-year period with a maximum term of ten years. Asia Global Crossing seeks to award stock option grants at the 75th percentile for telecommunications, high-technology and other similarly-situated companies. Option grants are awarded at the discretion of the Compensation Committee primarily based on the anticipated contribution that the executive officer will make to Asia Global Crossing and an evaluation of competitive data.

     The Compensation Committee will conduct annually a full review of the performance of Asia Global Crossing and its executive officers in assessing compensation levels. The Compensation Committee considers various qualitative and quantitative indicators of both Asia Global Crossing and the individual performance of its executive officers. This review evaluates Asia Global Crossing's performance both on a short- and long-term basis. The Compensation Committee may consider such quantitative measures as Total Shareholder Return, Return on Shareholder's Equity, Return on Capital Employed, revenue growth (including cash revenue and proportionate measures thereof), and growth in Adjusted EBITDA (including proportionate measures thereof) and other measures of profitability. The Compensation Committee may also consider qualitative measures such as leadership, experience, strategic direction and overall contribution to Asia Global Crossing.

     In addition, the Compensation Committee will evaluate compensation in light of the compensation practices of other companies in the telecommunications industry and peer group companies as may be determined by the Compensation Committee. These companies are used as a reference standard for establishing levels of base salary, bonus and stock options.

2001 EXECUTIVE COMPENSATION REVIEW

     Based on the factors set forth above, the Compensation Committee approved (or, in the case of the CEO, recommended that the Board of Directors approve) salary increases and 2000 bonus awards for all executive officers. In addition, the Compensation Committee approved approximately 26,590,000 initial stock options grants to executive officers during 2000.

     John J. Legere was appointed CEO in February 2000. John M. Scanlon held the position of CEO from the beginning of 2000 through February 2000. In determining salary increases and 2000 bonus awards for Messrs. Legere and Scanlon, the Compensation Committee reviewed the performance of Asia Global Crossing against its goals. During 2000, annual proportionate cash revenue reached $321.8 million and proportionate adjusted EBITDA reached $135.9 million as a result of internal growth. In addition, Mr. Legere was a key member of the executive team that completed the successful initial public offering and high yield offering of Asia Global Crossing, completion of key joint venture partnerships, timely build-out of the network, customer wins and putting in place a strong management team with communications expertise and extensive experience in international business and the Asia telecommunications market.

                                          THE COMPENSATION COMMITTEE

                                          William E. Conway, Jr., Chairman
                                          Mark L. Attanasio
                                          Geoffrey J.W. Kent

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

     The graph below compares the cumulative total shareholder return on Asia Global Crossing Class A common stock for the period from October 6, 2000, the initial date of trading of Asia Global Crossing Class A common stock, to December 31, 2000, with the cumulative total return of the Standard & Poor's 500 Stock Index and the NASDAQ Telecom Index over the same period. The graph assumes $100 invested on October 6, 2000 in Asia Global Crossing Class A common stock and $100 invested on such date in each of the Standard & Poor's 500 Stock Index and the NASDAQ Telecom Index, with dividends reinvested.

                                                ASIA GLOBAL CROSSING LTD.     NASDAQ TELECOM INDEX         S&P 500 STOCK INDEX
                                                -------------------------     --------------------         -------------------
10/06/00                                                 100.00                      100.00                      100.00
12/31/00                                                  93.75                       69.46                       93.94

                           SUMMARY COMPENSATION TABLE

     The table below sets forth information concerning compensation paid to certain executive officers during the last two fiscal years.

                                                                              LONG-TERM
                                                                             COMPENSATION
                                             ANNUAL COMPENSATION             ------------
                                     ------------------------------------     SECURITIES     ALL OTHER
                                                             OTHER ANNUAL     UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS(2)    COMPENSATION      OPTIONS          (3)
---------------------------   ----   --------   ----------   ------------    ------------   ------------
John J. Legere(1)...........  2000   $439,423   $1,000,000     $925,228(4)    17,500,000       $   --
  Chief Executive Officer
John M. Scanlon(1)..........  1999     65,625       42,000           --               --           --
  Vice Chairman               2000    657,500      600,000      320,165(5)     1,500,000        5,250
Stefan C. Riesenfeld(1).....  2000    194,968      512,500           --          750,000        5,250
  Chief Financial Officer
Charles F. Carroll(1).......  2000    286,506      229,688      103,334(6)     1,350,000           --
  General Counsel
Darryl E. Green(1)..........  1999     17,917       12,500           --               --           --
  President -- Japan          2000    257,299      257,208      312,076(7)     1,500,000           --

---------------
(1) Mr. Legere became our Chief Executive Officer in February 2000. Mr. Scanlon became Vice Chairman of our board of directors in November 1999 and was our Chief Executive Officer from November 1999 to February 2000. Mr. Riesenfeld became our Chief Financial Officer in June 2000. Mr. Carroll became our General Counsel in March 2000. Mr. Green became our President -- Japan in November 1999.
(2) Amounts shown in this column represent annual bonuses, except that Mr. Riesenfeld's amount also includes a $250,000 signing bonus.
(3) Amounts shown in this column represent contributions made by the Company under the Company's 401(k) Plan.
(4) In February 2000, Mr. Legere received a $15 million interest-free loan. The amount shown includes an imputed annual interest income of $802,307 on this loan at an interest rate of 6.12% per year. In addition, Mr. Legere received relocation allowance of $58,144 and housing allowance of $41,235.
(5) Amount includes housing allowance of $284,759.
(6) In March 2000, Mr. Carroll received a $1.3 million interest-free loan. The amount shown includes an imputed annual interest income of $72,674 on this loan at an interest rate of 6.69% per year.
(7) Amount includes housing allowance of $193,043 and cost of living allowance of $60,067.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information concerning options granted to certain executive officers during the last fiscal year.

                                           INDIVIDUAL GRANTS
                        -------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF     % OF TOTAL                                     ASSUMED ANNUAL RATES OF
                        SECURITIES     OPTIONS      EXERCISE PRICE                 STOCK PRICE APPRECIATION FOR
                        UNDERLYING    GRANTED TO    PER SHARE AND                          OPTION TERM
                         OPTIONS     EMPLOYEES IN    MARKET PRICE    EXPIRATION   ------------------------------
         NAME            GRANTED     FISCAL YEAR    ON GRANT DATE       DATE           5%              10%
         ----           ----------   ------------   --------------   ----------   -------------   --------------
John J. Legere........  17,500,000      45.25%          $7.00        Oct. 2010     $77,039,592     $195,233,451
John M. Scanlon.......   1,500,000       3.88%           7.00        Oct. 2010       6,603,394       16,734,296
Stefan C.
  Riesenfeld..........     750,000       1.94%           7.00        Oct. 2010       3,301,697        8,367,148
Charles F. Carroll....   1,350,000       3.49%           7.00        Oct. 2010       5,943,054       15,060,866
Darryl E. Green.......   1,500,000       3.88%           7.00        Oct. 2010       6,603,394       16,734,296

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The table below sets forth information concerning exercises of stock options by certain executive officers during the last fiscal year and the fiscal year-end value of such executive officers' unexercised options.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                SHARES                              OPTIONS               IN-THE-MONEY OPTIONS(2)
                               ACQUIRED        VALUE      ---------------------------   ---------------------------
            NAME              ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
John J. Legere..............      --          --           4,375,000     13,125,000       --             --
John M. Scanlon.............      --          --             500,000      1,000,000       --             --
Stefan C. Riesenfeld........      --          --             187,500        562,500       --             --
Charles F. Carroll..........      --          --             337,500      1,012,500       --             --
Darryl E. Green.............      --          --             500,000      1,000,000       --             --

---------------
(1) Amounts indicated are based upon the difference between the exercise price and the closing market price on the exercise date. No options were exercised during 2000.
(2) Amounts indicated are based upon the difference between the exercise price and the closing market price per share of the common stock at the last day of the fiscal year. As the closing price of our stock on the last trading day of the fiscal year was $6.56, which was below the exercise price, the value of unexercised options was zero.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Asia Global Crossing Board of Directors consists of Messrs. Conway, Attanasio, Cohen and Kent, none of whom had any relationships with Asia Global Crossing requiring disclosure under Securities and Exchange Commission rules. However, prior to August 10, 2000, the Compensation Committee consisted of Lodwrick M. Cook, John M. Scanlon and Thomas
J. Casey, who were involved in certain transactions described under Proposal No. 1 above.

                       CERTAIN COMPENSATION ARRANGEMENTS

     The Asia Global Crossing Ltd. 2000 Stock Incentive Plan (the "2000 Plan") provides that, unless otherwise provided in the specific award agreement, upon a "change in control," certain awards granted under the 2000 Plan may, in the sole discretion of the Compensation Committee of the Board of Directors, be deemed to vest immediately. The award agreements generally provide for accelerated vesting upon a change in control. A "change in control" is defined under the 2000 Plan in general as the occurrence of any of the following: (1) any person or entity, other than certain of our affiliates, becomes the "beneficial owner," as defined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of securities of Asia Global Crossing representing (x) a greater percentage of the combined voting power of Asia Global Crossing's then-outstanding securities than the percentage held by Global Crossing Ltd. and affiliates and (y) 30% or more of the combined voting power of our then-outstanding securities; (2) during any period of 24 months, individuals who at the beginning of such period constituted the Board of Directors and any new director (other than any directors who meet certain exceptions specified in the 2000 Plan) whose election was approved in advance by a vote of at least two-thirds of the directors then still in office cease for any reason to constitute at least a majority of the board; (3) any transaction pursuant to which Asia Global Crossing is merged or consolidated with any other company, other than a merger or consolidation which would result in our shareholders immediately prior thereto continuing to own more than 50% of the combined voting power of the voting securities of the surviving entity outstanding after such transaction; or (4) Asia Global Crossing is liquidated or an agreement for the sale or disposition by Asia Global Crossing of all or substantially all of our assets, other than the liquidation of Asia Global Crossing into a wholly owned subsidiary.

     In August 2000, the Board of Directors authorized Asia Global Crossing to enter into change in control agreements with our executive officers and certain of our other key executives. These agreements provide for certain benefits upon actual or constructive termination of employment in the event of a "Change in Control" (as defined below). With respect to any of the executive officers named in the Summary Compensation Table above, if, within 24 months of the month in which a Change in Control occurs, his employment is terminated by us (other than for cause or by reason of death or disability), or he terminates employment for "good reason" (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), he shall be entitled to receive (i) a lump sum payment equal to three times the sum of his annual base salary plus guideline bonus opportunity (reduced by any cash severance benefit otherwise paid to the executive under any applicable severance plan or other severance arrangement), (ii) a prorated annual target bonus for the year in which the Change in Control occurs, (iii) continuation of his life and health insurance coverages for three years and (iv) payment of any excise taxes due in respect of the foregoing benefits and of any other payments made to the executive as a result of the Change in Control. The term of each of these agreements will continue for two years from the date of the agreement, after which it will be automatically extended for additional one-year terms subject to termination by either party on one year's prior notice. There is an automatic 24-month extension following any Change in Control. A Change in Control generally is deemed to occur if there is a "Change in Control of the Company" or, so long as Global Crossing Ltd. is a holder of 30% or more of the combined voting power of the Company's then-outstanding securities, a "Change in Control of Global Crossing". A Change in Control of the Company is deemed to occur if:
(1) any person or entity, other than certain of our affiliates, becomes the "beneficial owner" of securities of Asia Global Crossing representing (x) a greater percentage of the combined voting power of Asia Global Crossing's then-outstanding securities than the percentage held by Global Crossing Ltd. and its affiliates and (y) 30% or more of the combined voting power of our then outstanding securities; (2) during any period of 24 months, individuals who at the beginning of such period constituted the Board of Directors and any new director (other than any directors who meet certain exceptions specified in the change in control agreement) whose election was approved in advance by a vote of at least two-thirds of the directors then still in office cease for any reason to constitute at least a majority of the board; (3) any transaction is consummated pursuant to which Asia Global Crossing is merged or consolidated with any other company, other than a merger or consolidation which would result in our shareholders immediately prior thereto continuing to own more than 50% of the combined voting power of the voting securities of the surviving entity outstanding after such transaction; or (4) Asia Global Crossing is completely liquidated or we sell or dispose of all or substantially all of our assets, other than the liquidation of Asia Global Crossing into a wholly owned subsidiary. A "Change in Control of Global Crossing" shall occur when there is a Change of Control of Global Crossing Ltd. as defined in the 1998 Global Crossing Ltd. Stock Incentive Plan.

     We have entered into an employment agreement with John Legere, our Chief Executive Officer. The term of Mr. Legere's employment agreement began on February 12, 2000 and expires on February 12, 2003. Under his employment agreement, Mr. Legere is entitled to receive a base salary of not less than $500,000 and a guaranteed annual bonus in each of 2000 and 2001 of not less than $500,000.

     Mr. Legere received options to acquire 17,500,000 shares of Class A common stock at an exercise price equal to $7.00. Of Mr. Legere's options:

     - 25% vested and became exercisable on October 12, 2000, and on February 12, 2001, respectively; and

     - an additional 25% will vest and become exercisable on February 12, 2002, and on February 12, 2003, respectively.

     These options could, however, vest and become exercisable under certain circumstances, including upon a change of control, as defined in our stock incentive plan, or upon a termination of Mr. Legere's employment agreement in specified circumstances.

     Under his employment agreement and a promissory note dated February 12, 2000, Mr. Legere also received a $15 million interest-free loan from us. Mr. Legere has agreed to repay the loan in full on January 31, 2004 or 30 days after a termination for cause, whichever is earlier. In addition, $5,000,000 or 1/3 of our loan to Mr. Legere was forgiven on February 12, 2001, and additional 1/3 of our loan will be forgiven on February 12, 2002 and February 11, 2003, so long as Mr. Legere is employed by us on that date.

     Under his employment agreement, if Mr. Legere is terminated for cause, he is entitled to receive accrued but unpaid base salary and bonus and forfeits any unvested options. In addition, Mr. Legere will be required to repay the remaining balance of the loan to us. If Mr. Legere's employment is terminated by us for any reason other than for cause or he resigns under some circumstances, Mr. Legere is entitled to receive his base salary and a guaranteed minimum annual bonus for the remainder of the term of the employment contract. In addition, Mr. Legere's outstanding balance on the loan will be forgiven and all of his options will vest immediately.

     John M. Scanlon serves as our Vice Chairman under an employment contract with Global Crossing. The contract provides that, if Global Crossing becomes subject to a change in control, Mr. Scanlon's stock options will vest and become exercisable consistent with company policy. In addition, the contract provides that, if Mr. Scanlon is terminated without cause or elects to terminate his employment under specified circumstances, Mr. Scanlon will receive a severance payment equal to two years' salary and bonus.

     We have also entered into employment contracts with our Chief Financial Officer, Stefan C. Riesenfeld, our President -- Japan, Darryl E. Green, and our General Counsel, Charles F. Carroll. The change of control provisions of these agreements have been superseded by the change of control agreements described above.

                       COMPENSATION OF OUTSIDE DIRECTORS

     The Compensation Committee has adopted a compensation plan for non-employee directors. The plan provides that each non-employee director will receive $2,500 for each meeting of the Board of Directors attended, and an additional $1,500 for each meeting of a board committee attended. Under the plan, directors will not receive annual retainers for board or committee service, but each non-employee committee chairman is expected to received an annual retainer of $5,000. During 2000, each non-employee director commencing service on the board received options to purchase 180,000 shares of Asia Global Crossing Class A common stock at an exercise price equal to the fair market value of Asia Global Crossing Class A common stock on the date of grant. Each such option has a term of 10 years and will become exercisable with respect to one-third of such shares in three equal installments on each of the first, second and third anniversaries of the date of the initial public offering or date of grant, as the case may be, in each case so long as such director continues to be a director of Asia Global Crossing on such date.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

     All proposals of shareholders who wish to bring business before Asia Global Crossing's 2002 Annual General Meeting of shareholders must be received by us at our Bermuda offices at Wessex House, 45 Reid Street, Hamilton HM12 Bermuda, not later than January 7, 2002 for inclusion in our proxy statement and form of proxy relating to such annual meeting. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

     Under the Companies Act, any shareholders who represent not less than 5% of the total voting power of shareholders having the right to vote at the meeting or who are 100 or more in number may requisition any resolution which may properly be moved at an annual shareholders' meeting. A shareholder wishing to move a resolution at an annual meeting is generally required to give us notice of the resolution at our registered office at least six weeks before the Meeting. Any such proposal must also comply with the other provisions contained in our bye-laws relating to shareholder proposals.

     Pursuant to the Company's bye-laws, for a shareholder to nominate a director for election at the 2002 Annual General Meeting of Shareholders, a notice executed by that shareholder (not being the person to be proposed) must be received by the Secretary of the Company not later than December 29, 2001 stating the intention of that shareholder to propose such person for appointment and setting forth as to each person whom the shareholder proposes to nominate for election (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class, series and number of shares of the Company which are beneficially owned by such person, (iv) particulars which would, if such person were so appointed, be required to be included in the Company's register of directors and officers and (v) all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the rules and regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, together with notice executed by such person of his or her willingness to serve as a director if so elected.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." You may also visit Asia Global Crossing at http://www.asiaglobalcrossing.com.

April 27, 2001

                                                                         ANNEX A

                           ASIA GLOBAL CROSSING LTD.

                               BOARD OF DIRECTORS

                            AUDIT COMMITTEE CHARTER
                               DECEMBER 13, 2000

MEMBERSHIP

     The Audit Committee shall be comprised of not less than three nor more than seven Directors, as appointed by the Board. Each Committee member shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or here independent judgment as a member of the Committee.

MEETINGS

     Meetings of the Committee shall be held on a regularly scheduled basis, with special meetings to be held as needed. The Committee should periodically meet with management, the Director of Internal Audit and the external auditor in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed separately. The Committee shall report to the Board on its activities on a regular and current basis. The Committee shall review the adequacy of this charter at least annually and propose changes to the Board, if appropriate.

FUNCTIONS

     The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities relating to financial information that will be provided to the Shareholders and others, the Company's systems of internal controls, and the audit process. In fulfilling this purpose, the Committee performs the following functions:

  Financial Information

     - Reviews the Company's financial statements and oversees the Company's financial reporting process, specifically concerning itself with significant accounting and reporting issues such as (1) significant changes in accounting principles, (2) explanations for significant accounting reserves, accruals and estimates, and (3) the existence of significant transactions not made in the ordinary course of business.

     - Inquires regarding areas of disagreement between management and the external auditors on auditing or accounting matters and whether a second opinion was sought by management.

     - Reviews the impact on the financial statements of material transactions, contracts and contingencies.

  Internal Control

     - Reviews with external and internal auditors the adequacy of the Company's financial, operational and technological internal controls and risk management activities.

     - Reviews the status of compliance with laws, regulations, and internal procedures and the scope and status of the Company's systems designed to ensure such compliance.

     - Reviews contingent liabilities (including legal proceedings and tax status) and legislative and regulatory developments that could materially impact the Company.

     - Conducts a periodic review of all material transactions with related parties.

     - Conducts a periodic review of the results of management's effort to monitor compliance with the Company's Code of Conduct.

  Audit Process and Function

     - Recommends the appointment of the external auditor by the Board after reviewing (1) the proposed firm's intended audit scope and fees and (2) matters impacting the firm's independence from the Company, including management's plans for using non-audit services.

     - Oversees audit work by (1) instructing the external auditor that the auditor is ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Shareholders and that these Shareholder representatives have the ultimate authority to select, evaluate and, where appropriate, replace the external auditor, (2) reviewing formal written statements prepared by the external auditor delineating all relationships between the auditor and the Company, (3) discussing with the external auditor any relationships that may impact the objectivity and independence of the auditor and taking, or recommending that the full Board take appropriate action to ensure such independence, (4) reviewing internal and external audit plans and objectives and the degree of coordination between them, and (5) ensuring that the internal auditors have appropriate resources and operate in an independent manner.

     - Reviews significant findings of all audits performed by the external and internal auditors.

OUTSIDE CONSULTANTS AND DELEGATION

     The Committee may retain, at the Company's expense, such consultants, counsel or other third party experts as it may deem advisable to assist the Committee in the independent discharge of its responsibilities. To the extent permitted under applicable law, the Committee may delegate to management such responsibility for the discharge of its responsibilities as the Committee deems appropriate.

                                                                         ANNEX B

                              ASIA GLOBAL CROSSING

                           2000 STOCK INCENTIVE PLAN

 1. PURPOSE OF THE PLAN

     The purpose of the Plan is to aid the Company, its Parent, Subsidiaries and Affiliates in recruiting and retaining key individuals of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company, its Parent, Subsidiaries and Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key individuals will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

 2. DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b) Affiliate: With respect to the Company, any company directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board of Directors of the Company in which the Company has an interest.

          (c) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan. (d) Beneficial Owner: A "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (d) Beneficial Owner: A "beneficial owner" as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto)

          (e) Board: The Board of Directors of the Company.

          (f) Board Change: Within the twenty-four consecutive month period following the occurrence of any of the events set forth in
              Section 2(v)(i), individuals who immediately prior to the occurrence of any of such events constitute the Board cease for any reason to constitute at least a majority thereof (other than in the event of a director's death or Disability).

          (g) Cause: In the event that a Participant is a party to an employment agreement with the Company, the Parent, a Subsidiary or an Affiliate at the date an Award is granted, "Cause" shall have the same meaning ascribed to such term in such employment agreement. In the event that a Participant is not party to any such employment agreement or there is no

          (h) such definition, "Cause" shall be defined as follows:

             (i) a Participant's continued failure substantially to perform the Participant's duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Participant of such failure; or

             (ii) dishonesty in the performance of, or willful malfeasance or willful misconduct in connection with, a Participant's duties; or

             (iii) an act or acts on a Participant's part constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude; or

             (iv) any act or omission of a Participant which is materially injurious to the financial condition or business reputation of Parent, the Company or any of its Subsidiaries or Affiliates; or

             (v) a Participant's breach of any restrictive covenants contained in any agreement with the Company or any of its Subsidiaries or Affiliates to which Participant is a party.

          (i)  Change in Control: The occurrence of any of the following events:

             (i) any Person, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company, (a) representing a greater percentage of the combined voting power of the Company's then-outstanding securities than the percentage of the combined voting power of the Company's then-outstanding securities held by Parent and its Affiliates and (b) representing 30% or more of the combined voting power of the Company's then-outstanding securities; or

             (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(h)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person, other than Parent and its Affiliates, who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved in advance by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

             (iii) the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

             (iv) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company or sale of its assets to an Affiliate into a wholly-owned subsidiary.

          (j) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

          (k) Committee: The Compensation Committee of the Board, or, if applicable, the subcommittee to which such Committee delegates its duties and powers.

          (l)  Company: Asia Global Crossing Ltd.

          (m) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(f)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

          (n) Effective Date: The date on which the registration statement for the Company's initial Public Offering is declared effective by the Securities and Exchange Commission.

          (o) Employer: The Company, the Parent, a Subsidiary or an Affiliate, as applicable, which employs any given Participant.

          (p) Fair Market Value: on a given date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the per Share closing bid price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith; provided, however, that for Awards granted to become effective on the date of the Company's initial Public Offering, Fair Market Value shall be equal to the initial Public Offering price. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

          (q) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

          (r) LSAR: A limited stock appreciation right granted pursuant to
              Section 7(d) of the Plan.

          (s) Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan. Option: A stock option granted pursuant to Section 6 of the Plan. Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

          (t) Parent: Global Crossing Ltd.

          (u) Parent Triggering Event: With respect to all Participants, the occurrence of the events described in Sections 2(v)(i) and 2(v)(ii)(x), and with respect to any individual Participant, the occurrence of the events described in Sections 2(v)(i) and 2(v)(ii)(y):

             (i) The occurrence of any of the following events:

               (A) any Person (other than a Person holding securities
                   representing 10% or more of the combined voting power of Parent's outstanding securities as of the Effective Date, Parent, any trustee or other fiduciary holding securities under an employee benefit plan of Parent, or any company owned, directly or indirectly, by the shareholders of Parent in substantially the same proportions as their ownership of stock of Parent), becomes the Beneficial Owner, directly or indirectly, of securities of Parent representing 30% or more of the combined voting power of Parent's then-outstanding securities; or

               (B) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors of Parent, and any new director (other than (I) a director nominated by a Person who has entered into an agreement with Parent to effect a transaction described in Section 2(v)(i)(A), (C) or (D) of the Plan, (II) a director nominated by any Person (including Parent) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Parent Triggering Event or (III) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of Parent representing 10% or more of the combined voting power of Parent's securities) whose election by the Board of Directors of Parent or nomination for election by Parent's shareholders was approved in advance by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

               (C) the shareholders of Parent approve any transaction or series of transactions under which Parent is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of Parent immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of Parent or such surviving entity outstanding immediately after such merger or consolidation; or

                (D) the shareholders of Parent approve a plan of complete
                    liquidation of Parent or an agreement for the sale or disposition by Parent of all or substantially all of Parent's assets, other than a liquidation of Parent or sale of its assets to an Affiliate into a wholly-owned subsidiary (including the Company); and

             (ii) The earlier to occur of (x) a Board Change or (y) within the
                  24-month period immediately following the occurrence of any event described in Section 2(v)(i), the Participant's employment is terminated without Cause by such Participant's Employer.

          (w) Participant: An employee or director of the Company, its Parent, Subsidiary or Affiliate, or an individual who is not such an employee or director but who otherwise performs services for the Company, its Parent, Subsidiary or Affiliate, and in any case, who is selected by the Committee to participate in the Plan.

          (x) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

          (y) Person: A "person", as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

          (z) Plan: The Asia Global Crossing 2000 Stock Incentive Plan.

          (aa) Public Offering: A sale of shares of the Company's common stock to the public pursuant to a registration statement under the Securities Act of 1933, as amended, that has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-4 or Form S-8, or any other successor or other forms promulgated for similar purposes, or a registration statement in connection with an offering to employees of the Company and its Subsidiaries) that results in an active trading market in the Company's common stock; provided, that there shall be deemed to be an "active trading market" if the Company's common stock is listed or quoted on a national stock exchange or the NASDAQ National Market.

          (bb) Shares: Shares of the Class A Common Stock of the Company, par value $0.01 per Share.

          (cc) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

          (dd) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

 3. SHARES SUBJECT TO THE PLAN

     The total number of Shares which may be issued under the Plan is 15% of the total Shares outstanding as of the initial Public Offering of the Shares, which shall not exceed 83,193,769 Shares. Except in the case of Options granted in connection with the initial Public Offering, the maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 5,000,000. The maximum number of Shares for which Other Stock-Based Awards may be granted over the life of the Plan shall be 16,638,753. The Shares may consist, in whole or in part, of unissued Shares or treasury

Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

 4. ADMINISTRATION

     The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). At its discretion, for so long as the Company remains a subsidiary of Parent, a subcommittee consisting solely of at least two individuals who are intended to qualify as "non-employee directors" and "outside directors" of Parent may discharge the duties and exercise the powers reserved for the Committee hereunder. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or
(b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

 5. LIMITATIONS

     No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

 6. TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Option Price. The Option Price per Share shall be determined by the Committee.

          (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

          (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) through the delivery of irrevocable instruments to a broker to deliver promptly to the Company an amount equal to the aggregate Option price for the shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

          (d) ISOs. The Committee may grant to employees Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto), including, without limitation the requirement that the Option Price per Share subject to an ISO shall not be less than 100% of the Fair Market Value of the Shares on the date an ISO is granted.. No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

          (e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

     (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

     (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, bye-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

     (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

     (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

 8. OTHER STOCK-BASED AWARDS

     (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

     (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under
         Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria:
         (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be (x) with respect to Performance-Based Awards that are granted in shares, 500,000 shares and (y) with respect to Performance-Based Awards that are not granted in shares, $20,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

 9. ADJUSTMENTS UPON CERTAIN EVENTS

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transactions similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

          (b) Change in Control. Except as otherwise provided in an Award agreement or an employment, severance or change in control agreement, in the event of a Change in Control or a Parent Triggering Event, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10. NO RIGHT TO EMPLOYMENT OR AWARDS

     The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment or service or consulting relationship of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11. SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12. NONTRANSFERABILITY AWARDS

     Unless otherwise determined by the Committee or as hereinafter provided, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. However, unless the Award agreement provides otherwise, a Participant may transfer his or her rights under a nonqualified Option agreement or a Stock Appreciation Right agreement, by assignment, satisfactory in form and substance to the Committee, to a trust or similar entity established solely for the benefit of the Participant's lineal descendants; provided, that such assignee must first agree to be bound by the same terms and conditions as the Participant with respect to such Option or Stock Appreciation Right; and provided, further, that the rights of such assignee shall not themselves be transferable.

13. AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

14. INTERNATIONAL PARTICIPANTS

     With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

15. CHOICE OF LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws.

16. EFFECTIVENESS OF THE PLAN

     The Plan shall be effective as of the Effective Date.

                                                                         ANNEX C

                           ASIA GLOBAL CROSSING LTD.

                  SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

     1. Purpose. The purpose of the Asia Global Crossing Ltd. Senior Executive Incentive Compensation Plan (the "Plan") is to advance the interests of Asia Global Crossing Ltd. (the "Company") and its shareholders by providing incentives in the form of periodic bonus awards ("Awards") to certain senior executive employees of the Company and its subsidiaries, thereby motivating such executives to attain corporate performance goals articulated under the Plan.

     2. Administration. (a) The Plan shall be administered by the Compensation Committee of the Company's Board of Directors ("Board"), or such other persons as the Compensation Committee may designate (the "Committee"). The Committee may delegate any of its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two "outside directors," as defined under
Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the "Code") and shall so delegate to the subcommittee in the case that one or more of its members is not an "outside director," as defined in the Code.

     (b) The Committee shall have the exclusive authority to select the senior executives to be granted Awards under the Plan, to determine the size and terms of the Awards (subject to the limitations imposed on Awards in Section 4 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award payable to an executive), to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives in respect of such performance periods, and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

     3. Participation. Awards may be granted to senior executives of the Company and its subsidiaries who are "covered employees," as defined in Section 162(m) of the Code, or who the Committee anticipates may become covered employees. An executive to whom an Award is granted shall be a "Participant."

     4. Awards Under the Plan. (a) A Participant's Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period which is established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of that performance period or, if less, the number of days which is equal to twenty five percent (25%) of that performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (A) proportionate, adjusted or other measures of consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (B) net income;
(C) operating income; (D) earnings per share of common shares of the Company;
(E) book value per share of common shares of the Company; (F) return on shareholders' equity; (G) expense management; (H) return on investment; (I) improvements in capital structure; (J) profitability of an identifiable business unit or product; (K) maintenance or improvement of profit margins; (L) stock price; (M) market share; (N) revenues or sales; (O) costs; (P) cash flow; (Q) working capital; and (R) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items. The maximum amount of an Award to any one Participant with respect to a fiscal year of the Company shall be $6 million.

     (b) The Committee shall determine whether the performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Award. No Awards will be paid for that performance period until such certification is made by the Committee. The amount of the Award actually paid to any affected Participant (or, if such Participant is deceased, the Participant's estate) may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Award determined by the Committee for a performance period shall be paid to the Participant within seventy-five (75) days after the end of that performance period or as otherwise determined by the Committee; provided, however, that a Participant may, if and to the extent permitted by the Committee, elect to defer payment of an Award. Awards shall be payable in cash; provided, however, if and to the extent so determined by the Board, Participants may elect to receive payment of all or a designated portion of the Award for such performance period in common shares of the Company.

     (c) Notwithstanding any other provision of the Plan, in the event a Participant should separate from service with the Company or a subsidiary for any reason (other than termination by the Company for "cause," as defined by the Committee), the Committee may, in its absolute discretion, authorize the payment of all or a portion of such Participant's Award in respect of the performance period during which the separation from service occurred.

     (d) The provisions of this Section 4 shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure deductibility by the Company and/or its subsidiaries of the payment of Awards.

     5. Amendment and Termination of the Plan. (a) The Board may, at any time or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate.

     (b) No amendment, suspension or termination of the Plan shall, without the Participant's consent, impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan.

     (c) The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Awards meeting the requirements of future amendments, rules or regulations, if any, to or under the Code or any other applicable laws.

     6. Miscellaneous Provisions. (a) Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its subsidiaries.

     (b) No Award shall be considered as compensation under any employee benefit plan of the Company or any subsidiary, except as otherwise may be provided in such employee benefit plan. No reference in the Plan to any other plan or program maintained by the Company shall be deemed to give any Participant or other person a right to benefits under such other plan or program.

     (c) Except as otherwise may be required by law or approved by the Committee, a Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, sale, transfer, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed by the Participant to the Company or any of its subsidiaries.

     (d) The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

     (e) The Company is the sponsor and legal obligor under the Plan, and shall make all payments hereunder, other than payments to be made by any of the subsidiaries, which shall be made by such subsidiary, as appropriate. Nothing herein is intended to restrict the Company from charging a subsidiary that employs a Participant for all or a portion of the payments made by the Company hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to the payment hereunder shall be no greater than the rights of the Company's (or subsidiary's) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

     (f) The validity, construction, interpretation, administration and effect of the Plan and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

     (g) The Plan shall be effective as of January 1, 2001. However, if the Plan is not approved by the affirmative vote of holders of a majority of the shares of the Company present, or represented by proxy, and entitled to vote at the Annual Meeting of Shareholders of the Company to be held in 2001, or at any adjournment date thereof, the Plan and all Awards thereunder shall thereupon terminate.

                                                                      2048-PS-01

                                  DETACH HERE

                                     PROXY

                           ASIA GLOBAL CROSSING LTD.

                PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                 JUNE 14, 2001

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Gary Winnick and Lodwrick M. Cook, and each of them, with power of substitution as proxies at the annual meeting of shareholders of ASIA GLOBAL CROSSING LTD. to be held on June 14, 2001, and at any postponement or adjournment thereof, and to vote shares of stock of the company which the undersigned would be entitled to vote if personally present.

     THIS PROXY WILL BE VOTED AS DIRECTED WITH RESPECT TO THE PROPOSALS REFERRED TO IN ITEMS 1 THROUGH 4 ON THE REVERSE SIDE, BUT IN THE ABSENCE OF SUCH DIRECTION THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, AND FOR THE PROPOSALS AS REFERRED TO IN ITEMS 2 THROUGH 4.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                  SIDE

                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 4.
1.   Election of Directors.
     NOMINEES: (01) Gary Winnick, (02) Lodwrick M. Cook, (03) John J. Legere,
     (04) Thomas J. Casey, (05) John M. Scanlon, (06) Mark L. Attanasio, (07) Norman Brownstein, (08) Joseph P. Clayton, (09) William E. Conway, Jr. (10) William S. Cohen, (11) Steven J. Green, (12) Eric Hippeau, (13) Geoffrey J.W. Kent, (14) Pieter Knook, and (15) Maria Elena Lagomasino.

             FOR                   WITHHELD
             ALL    [ ]       [ ]  FROM ALL
          NOMINEES                 NOMINEES


[ ]
   --------------------------------------
   For all nominees except as noted above
                                                           FOR  AGAINST  ABSTAIN
2.   Proposal to appoint Arthur Andersen as independent
     auditors of Asia Global Crossing Ltd. for 2001 and    [ ]    [ ]      [ ]
     approve the authority of the Board of Directors of Asia Global Crossing Ltd. to determine their remuneration.

3.   Proposal to approve the Asia Global Crossing          [ ]    [ ]      [ ]
     Senior Executive Incentive Compensation Plan.

4.   Proposal to approve the Asia Global Crossing          [ ]    [ ]      [ ]
     Ltd. 2000 Stock Incentive Plan.


                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT           [ ]

                     MARK HERE IF YOU PLAN TO ATTEND THE MEETING             [ ]

                                        Please sign exactly as your name(s)
                                        appear(s) on your proxy card. Joint
                                        owners should sign personally. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give your full title.


Signature:                Date:         Signature:              Date:
          ---------------      --------            ------------       ---------